UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, Accuray Incorporated (the “Company”) announced that Suzanne Winter has been promoted to President, effective July 1, 2021. Joshua Levine, who has served as the Company’s President and Chief Executive Officer since October 2012, will step down from his duties as President, effective as of July 1, 2021, but will remain as the Chief Executive Officer of the Company.

Ms. Winter has previously served as the Company’s Senior Vice President, Chief Commercial Officer since October 2019. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare from March 2011 to June 2015. Prior to that, Ms. Winter had served various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.

In connection with Ms. Winter’s promotion, her executive employment agreement will be amended and restated (the “Employment Agreement”) effective July 1, 2021. Pursuant to Employment Agreement, Ms. Winter’s annual base salary will increase from $450,000 to $540,000 and Ms. Winter’s annual target bonus percentage will increase from 80% to 90% of her annual base salary. In addition, Ms. Winter will be granted a performance stock option (the “Grant”) to purchase the Company’s Common Stock with a target grant date value of $500,000 and an exercise price equal to the trading price of the Company’s common stock as of the close of business on the date of grant, which will be June 30, 2021. The Grant will be subject to the terms of the Company’s Amended and Restated 2016 Equity Incentive Plan and option award agreement. The Grant vests over a three-year period beginning July 1, 2021 (the “Performance Period”), subject to achievement of performance-based vesting conditions and Ms. Winter’s continuous status as a service provider to the Company through each vesting date. The target number of shares subject to the Grant are divided into three equal tranches (each, a “Grant Tranche”), and the shares subject to each Grant Tranche will become eligible to vest based on the Company’s achievement of certain annual revenue targets for each year during the Performance Period. Furthermore, if the annual revenue target for a particular year within the Performance Period is not achieved and the shares subject to such Grant Tranche does not vest, the Grant allows for the vesting of such shares in a subsequent year within the Performance Period if the Company overachieves annual revenue targets during the remaining Performance Period.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Employment Agreement and Amended and Restated 2016 Equity Incentive Plan Form of Option Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 30, 2021.

Ms. Winter has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with her appointment.

Item 7.01.         Regulation FD.

On June 22, 2021, the Company issued a press release announcing the foregoing matter. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1Press Release of Accuray Incorporated dated June 22, 2021

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: June 22, 2021	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President & General Counsel